Exhibit 1

_________ Shares

NEOSTEM, INC.

Common Stock

UNDERWRITING AGREEMENT

February __, 2010

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA 92660

Maxim Group LLC
405 Lexington Avenue
New York, NY  10174

Gilford Securities
777 Third Avenue
New York, NY 10017

Ladies and Gentlemen:

NeoStem, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Roth Capital Partners, LLC, Maxim Group LLC and Gilford Securities (the “Underwriters”) an aggregate of ___________ authorized but unissued shares (the “Underwritten Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company and Elancrest Investments Limited (the “Selling Stockholder”) hereby agrees to sell an aggregate of up to ___________ shares of Common Stock (the “Secondary Shares”).  The Company has granted the Underwriters the option to purchase an aggregate of up to ___________ additional shares of Common Stock (the “Additional Shares”) as may be necessary to cover over-allotments made in connection with the offering.  The Underwritten Shares, Secondary Shares and the Additional Shares are collectively referred to as the “Shares.”

The Company, the Selling Stockholder and the Underwriters hereby confirm their agreement as follows:

1.           Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-163741) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), and such amendments to such registration statement (including post-effective amendments) as may have been required to the date of this Agreement.  Such registration statement, as amended (including any post-effective amendments) has been declared effective by the Commission.  Such registration statement, including amendments thereto (including post-effective amendments thereto) at such time, the exhibits and any schedules thereto at such time and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act, is herein called the “Registration Statement.”  If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus relating to the Shares (the “Final Prospectus”).  Such Final Prospectus and any preliminary prospectus or “red herring,” in the form in which they have been or will be filed with the Commission under the Securities Act is hereinafter called a “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Final Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Interactive Data Electronic Applications system.  All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Final Prospectus or any Prospectus shall be deemed to mean and include the subsequent filing of any document or information that is deemed to be incorporated by reference therein or otherwise deemed to be a part thereof under the Securities Act.

2.           Representations and Warranties of the Company Regarding the Offering.

(a)           The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of the Closing Date (as defined in Section 6(c) below), except as otherwise indicated, as follows:

(i)           At each of the time of effectiveness, the date hereof and the Closing Date, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Disclosure Package (as defined below) as of the date hereof and at the Closing Date, and the Final Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.  The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act.  No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.  As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus deemed to be a part thereof, information deemed included pursuant to Rule 430A of the Securities Act, and the information in the script attached hereto as Schedule I.

(ii)           The financial statements of the Company and China Biopharmaceuticals Holdings, Inc. and subsidiaries (“CBH”), together with the related notes included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and fairly present the financial condition of the Company and CBH, respectively, as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.  The pro forma financial information set forth under the headings “Unaudited Proforma Condensed Combined Financial Statements” and “Footnotes to Unaudited Proforma Condensed Combined Financial Statements” comply in all material respects with the applicable requirements of the Securities Act and fairly present, on the basis stated in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospects, the information included therein.  No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.  To the Company’s knowledge, Holtz Rubenstein Reminick LLP and Moore Stephens Wurth Frazer and Torbet, LLP, each of which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are independent public accounting firms with respect to the Company and its Affiliates and subsidiaries within the meaning of the Securities Act.  For purposes of this Agreement, “Affiliate” means, with respect to the Company, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, including, without limitation, CBH and Suzhou Erye Pharmaceutical Co., Ltd.

(iii)           The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”)) and statements of belief contained in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(iv)           All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(v)           The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the Shares are included or have been approved for inclusion on NYSE AMEX. There is no action pending by the Company or, to the Company’s knowledge, NYSE AMEX to delist the Shares from NYSE AMEX, nor has the Company received any notification that NYSE AMEX is contemplating terminating such listing that has not been resolved.  When issued, the Shares will be listed on NYSE AMEX.

(vi)             The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(vii)           The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(viii)             The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

(b)           Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for Roth Capital Partners, LLC shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.           Representations and Warranties Regarding the Company.

(a)           The Company represents and warrants to and agrees with, the Underwriters, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as follows:

(i)           Each of the Company, its Affiliates and subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company, its Affiliates and subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii)           The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Underwritten and Additional Shares as contemplated by this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)           The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any Affiliate or subsidiary is subject, or by which any property or asset of the Company or any Affiliate or subsidiary is bound or affected, (B) except for the agreements listed on Schedule VII of the Underwriting Agreement, conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any Affiliate or subsidiary is a party of by which any property or asset of the Company or any Affiliate or subsidiary is bound or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by-laws.

(iv)           Neither the Company nor any of its Affiliates or subsidiaries is in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents.

(v)           All consents, approvals, orders, authorizations and filings required on the part of the Company and its Affiliates and subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made.

(vi)           All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.  Except for the issuances of options, warrants or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.  The Shares, when issued, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights.

(vii)           Each of the Company and its Affiliates and subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities since January 1, 2003, or has duly obtained extensions of time for the filing thereof.  Each of the Company and its Affiliates and subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such Affiliate or subsidiary.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Underwriters (including disclosures set forth in the Registration Statement), (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Affiliates or subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Affiliates or subsidiaries.  The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii)             Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (a) neither the Company nor any of its Affiliates or subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any material change in the capital stock of the Company or any of its Affiliates or subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units or option, warrants or other securities under the Company’s existing equity compensation plans or upon the conversion of any convertible securities, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(ix)           There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its Affiliates or subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(x)           The Company and each of its Affiliates and subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xi)           The Company and its Affiliates and subsidiaries have good and marketable title to all real or personal property (except with respect to real property located in the PRC, with respect to which the Company and its Affiliates have valid land use rights) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect.  The property held under lease or other property rights agreements by the Company and its Affiliates and subsidiaries is held by them under valid, subsisting and enforceable leases or agreements with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its Affiliates and subsidiaries.

(xii)           The Company and each of its Affiliates and subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, technology, know-how and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Affiliates and subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.  To the knowledge of the Company, no action or use by the Company or any of its Affiliates or subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others.  Neither the Company nor any of its Affiliates or subsidiaries has received any notice alleging any such infringement or fee.

(xiii)           The Company and each of its Affiliates and subsidiaries has operated and currently is in compliance in all material respects with all applicable rules and regulations of the U.S. Food and Drug Administration and comparable foreign regulatory agencies outside of the United States, including but not limited to the State Food and Drug Administration of China.

(xiv)           The Company has filed on a timely basis all forms, reports and other documents (the “SEC Filings”) required to be filed by it with the SEC for the period from January 1, 2009 to the date hereof.  Each of the Company’s SEC Filings (i) complied as to form in all material respects with the requirements of the Exchange Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Filings comply in all material respects with the applicable requirements of the Exchange Act and fairly present the financial condition of the Company and CBH, respectively, as of the dates indicated and the results of operations and changes in cash flows for the period therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved.  The pro forma financial information included in the SEC Filings comply in all material respects with the applicable requirements of the Exchange Act and fairly present the financial condition of the Company and CBH, respectively, as of the dates indicated. No other financial statements, pro forma financial information or schedules are required to be filed under the Exchange Act.

(xv)           The Company and each of its Affiliates and subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any applicable law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xvi)           The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xvii)           Neither the Company nor any of its Affiliates or subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xviii)           The Company and each of its Affiliates and subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

(xix)           No labor dispute with the employees of the Company or any of its Affiliates or subsidiaries exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(xx)           Neither the Company, its Affiliates, its subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(xxi)           No supplier, customer, distributor or sales agent of the Company or its Affiliates or subsidiaries has notified the Company that it intends to discontinue or decrease the rate of business done with the Company or its Affiliates or subsidiaries, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xxii)           There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by FINRA.

(xxiii)           Except as disclosed to the Underwriters in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxiv)           None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxv)           To the Company’s knowledge, no (i) officer or director of the Company or its Affiliates or subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its Affiliates or subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Underwriters and their respective counsel if it becomes aware that any officer, director or stockholder of the Company or its Affiliates or subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxvi)           Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

4.           Representations and Warranties of the Company Regarding the PRC.

(a)           The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of the Closing Date, as follows:

(i)           The Company conducts a substantial portion of its operations and generates substantially all of its revenue through (i) NeoStem (China), Inc., a wholly foreign-owned enterprise formed under the laws of the People’s Republic of China (the “PRC”) (“NeoStem China”), (ii) Qingdao Niao Bio-Technology Ltd., a company formed under the laws of the PRC (“Qingdao”), (iii) Beijing Ruijieao Bio-Technology Ltd., a company formed under the laws of the PRC (“Beijing” and together with Qingdao, the “PRC VIEs”), and (v) Suzhou Erye Pharmaceuticals Ltd., a joint venture formed under the laws of the PRC (the “JV”).  The NeoStem China, the PRC VIEs and the JV are collectively referred to hereinafter as the “PRC Entities.”

(ii)           Each of the PRC Entities has been duly established, is validly existing as a company in good standing under the laws of the PRC, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.  Each PRC Entity has applied for and obtained all requisite business licenses, clearance and permits required under PRC law as necessary for the conduct of its businesses,  and each PRC Entity has complied in all material respects with all PRC Laws in connection with foreign exchange, including without limitation, carrying out all relevant filings, registrations and applications for relevant permits with the PRC State Administration of Foreign Exchange and any other relevant  authorities, and all such permits are validly subsisting.  The registered capital of each PRC Entity has been fully paid up in accordance with the schedule of payment stipulated in its respective articles of association, approval document, certificate of approval and legal person business license (hereinafter referred to as the “Establishment Documents”) and in compliance with PRC laws and regulations, and there is no outstanding capital contribution commitment for any PRC Entity.  The Establishment Documents of the PRC Entities have been duly approved in accordance with the laws of the PRC and are valid and enforceable.  The business scope specified in the Establishment Documents of each PRC Entity complies with the requirements of all relevant PRC laws and regulations.  The outstanding equity interests of each PRC Entity is owned of record by the respective entities or individuals identified as the registered holders thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(iii)           Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no consents, approvals, authorizations, orders, registrations, clearances, certificates, franchises, licenses, permits or qualifications of or with any PRC governmental agency are required for the Company’s or its Affiliates’ or subsidiaries’ contractual arrangements and agreements with the PRC VIEs and their registered equity holders (the “VIE Structure”) or the execution, delivery and performance of such contractual arrangements and agreements (the “VIE Structuring Documents”).  None of the VIE Structuring Documents has been revoked and no such revocation is pending or threatened.  Each of the VIE Structuring Documents has been entered into prior to the date thereof in compliance with all applicable laws and regulations and constitutes a valid and legally binding agreement, enforceable in accordance with its terms.

(iv)           The VIE Structure and the execution, delivery and performance of the VIE Structuring Documents and the consummation of the transactions contemplated thereby did not and do not (i) conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any PRC Entity is a party or by which any PRC Entity is bound or by which any of the properties or assets of any PRC Entity is subject, (ii) violate or conflict with the Establishment Documents of any PRC Entity, or (iii) violate or conflict with any applicable laws, regulations, rules, orders, decrees, guidelines, notices or other legislation of the PRC.

(v)           The VIE Structure complies, and immediately following the consummation of the offering and sale of the Shares will comply, with all applicable laws, regulations, rules, orders, decrees, guidelines, notices or other legislation of the PRC; the VIE Structure has not been challenged by any PRC governmental agency and there are no legal, arbitration, governmental or other proceedings (including, without limitation, governmental investigations or inquiries) pending before or, to the Company’s knowledge, threatened or contemplated by any PRC governmental agency in respect of the VIE Structure; and the Company reasonably believes that after the consummation of the offering and sale of the Shares, the VIE Structure will not be challenged by any PRC governmental agency.

(vi)           The Company possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the PRC VIEs.

(vii)           Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no PRC Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company (or the Company’s subsidiary that holds the outstanding equity interest of such PRC Subsidiary), and no PRC VIE is currently prohibited, directly or indirectly, from paying any of its obligations set forth in the VIE Structuring Documents.  No PRC Entity is prohibited, directly or indirectly, from making any other distribution on such PRC Entity’s equity capital, from repaying to the Company any loans or advances to such PRC Entity from the Company or any of the Company’s subsidiaries.

(viii)           None of the PRC Entities nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(ix)           It is not necessary that this Agreement, the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or any other document be filed or recorded with any governmental agency, court or other authority in the PRC.

(x)           No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC by or on behalf of the Underwriters to any PRC taxing authority in connection with (i) the issuance, sale and delivery of the Underwritten and Additional Shares by the Company, the sale and delivery of the Secondary Shares by the Selling Stockholder and the delivery of the Shares to or for the account of the Underwriters, (ii) the purchase from the Company and the Selling Stockholder and the initial sale and delivery by the Underwriters of the Shares to purchasers thereof, or (iii) the execution and delivery of this Agreement.

(xi)           The Company has taken all steps reasonably necessary to comply with any applicable rules and regulations of the PRC State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”).

(xii)           The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the PRC Ministry of Commerce, the PRC State Assets Supervision and Administration Commission, the PRC State Administration of Taxation, the PRC State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the PRC State Administration of Foreign Exchange of the PRC (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC.  The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice.  In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

(xiii)           The issuance and sale of the Shares, the listing and trading of the Shares on NYSE AMEX and the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are not and will not be, as of the date hereof and on the Closing Date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”).

(xiv)           The Company has taken all necessary steps to ensure compliance by each of its stockholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the PRC Ministry of Commerce, the PRC National Development and Reform Commission and the PRC State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, requesting each stockholder, option holder, director, officer, employee and participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(xv)           As of the date hereof, the M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Shares, the listing and trading of the Shares on the NYSE AMEX, or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(xvi)           Each of the PRC Entities is in compliance with all requirements under all applicable PRC laws and regulations to qualify for their exemptions from enterprise income tax or other income tax benefits (the “Tax Benefits”) as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and the actual operations and business activities of each such PRC Entity are sufficient to meet the qualifications for the Tax Benefits.  No submissions made to any PRC government authority in connection with obtaining the Tax Benefits contained any misstatement or omission that would have affected the granting of the Tax Benefits.  No PRC Entity has received notice of any deficiency in its respective applications for the Tax Benefits, and the Company is not aware of any reason why any such PRC Entity might not qualify for, or be in compliance with the requirements for, the Tax Benefits.

(xvii)           All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by any PRC Entity as described in the Registration Statement, the Time of Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(xviii)           The Underwriters will not be deemed to be resident, domiciled, carrying on business or subject to taxation in the PRC solely by reason of their execution, delivery, performance or enforcement of, or the consummation of any transaction contemplated by, this Agreement, the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

5.           Representations and Warranties of the Selling Stockholder.

(a)           The Selling Stockholder represents and warrants to, and agrees with, the Underwriters as follows:

(i)           This Agreement and the custody agreement and stock power related to the deposit of the Secondary Shares (the “Custody Documents”) have been duly authorized, executed and delivered by the Selling Stockholder, and constitute valid, legal and binding obligations of the Selling Stockholder, enforceable in accordance with their terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The execution, delivery and performance of this Agreement and the Custody Documents and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, agreement or instrument to which the Selling Stockholder is a party or by which it is bound or to which any of its property is subject, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties.  The execution, delivery and performance of this Agreement and the Custody Documents and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Selling Stockholder’s charter or by-laws.  No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Custody Documents or for the consummation of the transactions contemplated hereby or thereby, including the sale of the Secondary Shares by the Selling Stockholder, except as may be required under the Securities Act or state securities or blue sky laws; and the Selling Stockholder has the power and authority to enter into this Agreement and to sell the Shares as contemplated by this Agreement.

(ii)           The Selling Stockholder is, on the date hereof, the record and beneficial owner of all of the Shares to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly indorsed such Shares in blank or has duly signed a stock power assigning all right, title and interest to the Shares to be sold by the Selling Stockholder, with all signatures appropriately guaranteed by an eligible guarantor institution with membership in an approved medallion guaranty program pursuant to Rule 17Ad-15 under the Exchange Act.

(iii)           On the applicable Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer by the Selling Stockholder of the Shares will be fully paid or provided for by the Selling Stockholder and all laws imposing such taxes will be fully complied with.

(iv)           All information with respect to the Selling Stockholder contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, or any amendment or supplement thereto, complied or will comply in all material respects with all applicable requirements of the Securities Act and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(v)           The Selling Stockholder has not, directly or indirectly, entered into any commitment, transaction or other arrangement, including any prepaid forward contract, 10b5-1 plan or similar agreement, which transfers or may transfer any of the legal or beneficial ownership or any of the economic consequences of ownership of the Shares, except as has been previously disclosed in writing to the Underwriters.

(vi)           The Selling Stockholder represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any “free writing prospectus” (as defined in Rule 405 of the Act) and further represents that it has not distributed and will not distribute any written materials in connection with the offer or sale of the Shares that could otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed with the Commission or retained under Rule 433 of the Act.

(vii)           All information relating to the Selling Stockholder furnished by or on behalf of it in writing expressly for use in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, as the case may be, is as of the applicable Closing Date, true, correct, and complete in all material respects, and does not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.  In addition, the Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite the Selling Stockholder’s name in the Time of Sale Disclosure Package and any Prospectus under the caption “Selling Stockholder” (both prior to and after giving effect to the sale of the Shares).

(viii)           The Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in an offering contemplated by this Agreement, except for such rights that have been waived.

(ix)           The Selling Stockholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x)           Nothing has come to the attention of the Selling Stockholder that has caused it to believe that the representations and warranties of the Company contained in this Section are not true and correct; the Selling Stockholder has reviewed the Registration Statement, the Time of Sale Disclosure Package and each Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Time of Sale Disclosure Package or such Prospectus which has had or which could reasonably be expected to result in a Material Adverse Effect, and the Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement, the Time of Sale Disclosure Package or a Prospectus.

(b)           Any certificate signed by any officer of the Selling Stockholder and delivered to the Underwriters or to counsel for Roth Capital Partners, LLC shall be deemed a representation and warranty by the Selling Stockholder to the Underwriters as to the matters covered thereby.

6.           Purchase, Sale and Delivery of Shares.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Underwritten Shares and the Selling Stockholder agrees to sell the Secondary Shares to the Underwriters, and the Underwriters agree to purchase the Underwritten Shares and Secondary Shares.  The purchase price for each Underwritten Share and Secondary Share shall be $______ per share (the “Per Share Price”).

(b)           The Company hereby grants to the Underwriters the option to purchase some or all of the Additional Shares, all of which shall be purchased from the Company, and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase all or any portion of the Additional Shares at the Per Share Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby.  This option may be exercised by the Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company (the “Option Notice”).  The Option Notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriters otherwise agree.

Payment of the purchase price for and delivery of the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Underwritten Shares and Secondary Shares as set forth in subparagraph (c) below.  For the purpose of expediting the checking of the certificate for the Additional Shares by the Underwriters, the Company agrees to make a form of such certificate available to the Underwriters for such purpose at least one full business day preceding the Option Closing Date.

(c)           The Underwritten Shares and Secondary Shares will be delivered by the Company and the Selling Stockholder to the Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company or the Selling Stockholder, as appropriate, at the offices of Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. Pacific time, on the third (or if the Underwritten Shares and Secondary Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriters and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Shares, at such date and time set forth in the Option Notice.  The time and date of delivery of the Underwritten Shares and the Secondary Shares or the Additional Shares, as applicable, is referred to herein as the “Closing Date.”  If the Underwriters so elect, delivery of the Underwritten Shares, Secondary Shares and Additional Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriters.  Certificates representing the Shares, in definitive form and in such denominations and registered in such names as the Underwriters may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m. Pacific time on the business day next preceding the Closing Date at the above addresses, or such other location as may be mutually acceptable.

7.           Covenants.

(a)           The Company covenants and agrees with the Underwriters as follows:

(i)           During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Underwriters the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Underwriters for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

(ii)           From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, or the Final Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iii)           During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus.  If during such period any event occurs the result of which the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or counsel for Roth Capital Partners, LLC to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act, the Company will promptly notify the Underwriters and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) so as to correct such statement or omission or effect such compliance.

(iv)           The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such U.S. jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(v)           The Company will furnish to the Underwriters and counsel for Roth Capital Partners, LLC copies of the Registration Statement, and each Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vi)           The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act.

(vii)           The Company and the Selling Stockholder, pro rata, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid  (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Final Prospectus, and any amendment thereof or supplement thereto (excluding fees of Underwriters’ counsel), (C) all reasonable filing fees, (D) the fees and expenses of any transfer agent or registrar, (E) FINRA filing fees, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for herein (including, but not limited to, reasonable fees and disbursements of the Company’s counsel, travel expenses, postage, facsimile and telephone charges).  In addition to the foregoing, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will reimburse the Underwriters for up to $200,000 for their expenses actually incurred in connection with its investigation, preparing to market and marketing the Shares in contemplation of performing its obligations hereunder and in connection with the purchase and sale of the Shares contemplated hereby, inclusive of all fees and expenses of Underwriters’ counsel (the “Underwriters’ Expenses”).

(viii)           The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Final Prospectus.

(ix)           The Company will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x)           The Company will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

(xi)           The Company hereby agrees that, without the prior written consent of Roth Capital Partners, LLC, it will not, during the period ending 180 days after the date hereof (“Lock-Up Period”): (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.  The restrictions contained in the preceding sentence shall not apply to: (1) the Shares to be sold hereunder; (2) the issuance of Common  Stock upon the exercise of options or warrants or upon the conversion of any convertible securities disclosed as outstanding in the Registration Statement (excluding exhibits thereto) or the Final Prospectus; (3) the issuance of warrants or employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) and the Final Prospectus; (4) warrants issued in the ordinary course that are not exercisable during the Lock-Up Period; or (5) the filing of resale registration statements pursuant to existing registration rights obligations under the agreements on Schedule VII.  Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Roth Capital Partners, LLC waives such extension in writing.

(b)           The Selling Stockholder covenants and agrees with the Underwriters as follows:

(i)           The Selling Stockholder, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid  (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Secondary Shares to be sold by the Selling Stockholder hereunder.

(ii)           The Selling Stockholder will deliver to the Underwriters prior to the applicable Closing Date a properly completed and executed United States Treasury Department Form W-9.

(iii)           During the Prospectus Delivery Period, the Selling Stockholder will advise the Underwriters promptly, and if requested by the Underwriters, will confirm such advice in writing, of any change in information relating to the Selling Stockholder in the Registration Statement, the Time of Sale Disclosure Package or any Prospectus.

(iv)           The Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to any "free writing prospectus" (as such term is defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

(v)           The Selling Stockholder will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

8.           Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholder contained herein, the performance by the Company and the Selling Stockholder of their obligations hereunder and the following additional conditions:

(a)           If filing of the Final Prospectus, or any amendment or supplement thereto, is required under the Securities Act, the Company shall have filed the Final Prospectus (or such amendment or supplement) with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, or the Final Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission or the Underwriters for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or otherwise) shall have been complied with to the Underwriters’ satisfaction.

(b)           FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)           The Underwriters shall not have determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the Underwriters’ reasonable opinion, is material, or omits to state a fact which, in the Underwriters’ reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(d)           On the Closing Date, there shall have been furnished to the Underwriters the opinion and negative assurance letters of Sichenzia Ross Friedman Ference LLP, counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Schedule II.

(e)           On the Closing Date, there shall have been furnished to the Underwriters the opinion of Jun He Law Offices LLC, the Company’s China counsel, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Schedule III.

(f)           On the Closing Date, there shall have been furnished to the Underwriters the opinion of Mintz Levin, the Company’s patent counsel, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Schedule IV.

(g)           On the Closing Date, there shall have been furnished to the Underwriters the opinion of Fuerst Humphrey Ittleman, the Company’s regulatory counsel, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Schedule V.

(h)           On the Closing Date, there shall have been furnished to the Underwriters the opinion of legal counsel to the Selling Stockholder, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Schedule VI.

(i)           The Underwriters shall have received a letter of each of Holtz Rubenstein Reminick LLP and Moore Stephens Wurth Frazer and Torbet, LLP, on the date hereof and on the Closing Date addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriters.

(j)           On the Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)           The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, or the Final Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)           There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

(k)           On the Closing Date, there shall have been furnished to the Underwriters certificates, dated the Closing Date and addressed to the Underwriters, signed by the Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholder in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(l)           On or before the date hereof, the Underwriters shall have received duly executed “lock-up” agreements, in a form acceptable to the Underwriters, between the Underwriters and each of the Company’s directors and officers, and the Selling Stockholder.

(m)           The Company and the Selling Stockholder shall have furnished to the Underwriters and counsel for Roth Capital Partners, LLC such additional documents, certificates and evidence as the Underwriters or such counsel may have reasonably requested.

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company and the Selling Stockholder at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Section 7(a)(vii), Section 9 and Section 10 shall survive any such termination and remain in full force and effect.

9.           Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless the Underwriters, their respective affiliates, directors and officers and employees, and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriters or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any inaccuracy in the representations and warranties of the Company contained herein, (iii) any failure of the Company to perform its obligations hereunder or under law, including the Securities Act, or (iv) any public comments or interviews made or given by the Company, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.

(b)           The Selling Stockholder will indemnify, defend and hold harmless the Underwriters against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) in whole or in part, any inaccuracy in the representations and warranties of the Selling Stockholder contained herein, or (iii) in whole or in part, any failure of the Selling Stockholder to perform its obligations hereunder or under law, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that no Selling Stockholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.

(c)           The Underwriters will indemnify, defend and hold harmless the Company and the Selling Stockholder, their respective affiliates, directors, officers and employees, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriters), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof, and will reimburse the Company or the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with defending against any such loss, claim, damage, liability or action.

(d)           Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a), (b) or (c) of this Section 9, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)           If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, a Selling Stockholder or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), the Underwriters shall not be required to contribute any amount in excess of the amount of the Underwriters’ commissions referenced in Section 6(a) actually received by the Underwriters pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)           The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability that the Company and the Selling Stockholder may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, the Selling Stockholder and their respective officers, directors and each person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(g)           For purposes of this Agreement, the Underwriters confirm, and the Company and the Selling Stockholder acknowledge, that there is no information concerning the Underwriters furnished in writing to the Company and the Selling Stockholder by the Underwriters specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, or the Final Prospectus, other than the statements set forth in the last paragraph on the cover page of the Final Prospectus and the statements set forth in the “Underwriting” section of the Final Prospectus and Time of Sale Disclosure Package, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters.

10.           Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company and the Selling Stockholder herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters, the Selling Stockholder and the Company contained in Section 7(a)(vii) and Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company and the Selling Stockholder or any of their respective officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

11.           Termination of this Agreement.

(a)           The Underwriters shall have the right to terminate this Agreement by giving notice to the Company and the Selling Stockholder as hereinafter specified at any time at or prior to the Closing Date, if (i) trading in the Company’s Common Stock shall have been suspended by the Commission or NYSE AMEX or trading in securities generally on the Nasdaq Global Market, New York Stock Exchange or NYSE AMEX shall have been suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, New York Stock Exchange or NYSE AMEX, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state or PRC authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration by the United States or the PRC of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or the PRC or other international political, financial or economic conditions or any other calamity or crisis, or (v) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, the effect of which, in each case described in this subsection (a), in the Underwriters’ reasonable judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(a)(vii) and Section 9 hereof shall at all times be effective and shall survive such termination.

(b)           If the Underwriters elect to terminate this Agreement as provided in this Section, the Company and the Selling Stockholder shall be notified promptly by the Underwriters by telephone, confirmed by letter.

12.           Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to Underwriters, shall be mailed, delivered or telecopied to Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, telecopy number: (949) 720-7227, Attention:  Managing Director; and if to the Company, shall be mailed, delivered or telecopied to it at NeoStem, Inc. 420 Lexington Avenue, Suite 450, New York, New York 10170, telecopy number: 646-514-7787, Attention:  Chief Executive Officer; and if to the Selling Stockholder, shall be mailed, delivered or telecopied to it at __________________, telecopy number: __________________, Attention:  __________________; or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

13.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 9.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.

14.           Absence of Fiduciary Relationship.  The Company and the Selling Stockholder acknowledge and agree that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Selling Stockholder and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company or the Selling Stockholder on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company and the Selling Stockholder following discussions and arm’s-length negotiations with the Underwriters and the Company and the Selling Stockholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (c) they have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and the Selling Stockholder and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; (d) they have been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company or the Selling Stockholder.

15.           Amendments and Waivers.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

16.           Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

17.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.           Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Stockholder and the Underwriters in accordance with its terms.

Very truly yours, NEOSTEM, INC.

By:
Name:
Title:

ELANCREST INVESTMENTS LIMITED

By:
Name:
Title:

Confirmed as of the date first above- mentioned by the Underwriters. ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:

MAXIM GROUP LLC

By:
Name:
Title:

GILFORD SECURITIES

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

SCRIPT

Issuer:	NeoStem, Inc. (the “Company”)
Symbol:	NBS
Security:	Common stock, par value $0.001 per share
Size:	____________ shares of common stock
Over-allotment option:	____________ additional shares of common stock
Public offering price:	$______ per share
Underwriting discounts and commissions:	$______ per share
Net proceeds (excluding the over-allotment):	$____________ (after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by the Company)
Pro forma net tangible book value dilution per share to new investors in this offering:	$______ per share
Total Equity	$_____________
Trade date:	_________, 2009
Settlement date:	_________, 2009

SCHEDULE II

Company Opinions

1.           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power to own or lease, as the case may be, and operate its properties, and to conduct its business, as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

2.           The Company is duly registered or qualified to do business as a foreign corporation and is in good standing under the laws of such states in which qualification or registration is required.

3.           The issuance of the Underwritten and Additional Shares has been duly authorized and, when issued and paid for by you pursuant to the Agreement, the Shares will be validly issued, fully paid and nonassessable.  The Secondary Shares were duly authorized and are validly issued, fully paid and nonassessable.

4.           The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive right or right of first refusal (i) set forth in or provided for by the Company’s currently effective Certificate of Incorporation or By-Laws (collectively, the “Company Governing Documents”), or (ii) to our knowledge, granted by the Company in any currently effective written agreement.

5.           The statements in the most recent Prospectus that is part of the Time of Sale Disclosure Package (the “Time of Sale Prospectus”) under the heading "Risk Factors - Risks Related to this Offering” and the Final Prospectus under the headings “Description of Capital Stock” and in the Registration Statement in Part II, Item 15, insofar as such statements purport to summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings, in all material respects.

6.           We have been orally advised by the Staff of the Commission that the Registration Statement has become effective under the Securities Act.  We have been orally advised by the Staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued, and to our knowledge, no proceedings for that purpose have been instituted or overtly threatened by the Commission.  Any required filing of the Final Prospectus, and any required supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made in the manner and within the time period required by Rule 424(b).

7.           The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

8.           To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or affiliates or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Registration Statement and the Time of Sale Prospectus, and, to our knowledge, there is no contract or other document of a character required to be described in the Registration Statement or the Time of Sale Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required;.

9.           The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Disclosure Package and the Final Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act.

10.           No consent, approval, authorization or filing with or order of any U.S. Federal, State of Delaware or State of New York court or governmental agency or body having jurisdiction over the Company is required, under the laws, rules and regulations of the United States of America and the State of Delaware, for the consummation by the Company of the transactions contemplated by the Agreement, except (i) such as have been made or obtained under the Securities Act and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by you in the manner contemplated in the Agreement and in the Final Prospectus, as to which we express no opinion.

11.           The issue and sale of the Shares pursuant to the Agreement will not result in a breach or violation of (or constitute any event that with notice, lapse of time or both would result in a breach of violation of): (i) the Company Governing Documents; (ii) any statute, rule, or regulation of the United States of America or the State of Delaware or the State of New York which, in our experience, is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company; (iii) any currently effective order, writ, judgment, injunction, decree, or award that names and has been entered against the Company and of which we have knowledge; or (iv) any Contract that was filed as an exhibit to the Registration Statement, in each case (ii) through (iv) the breach or violation of which would materially and adversely affect the Company.

12.           To our knowledge, except as set forth in the Time of Sale Disclosure Package and the Final Prospectus, the Company is not a party to any written agreement granting any holders of securities of the Company rights to require the registration under the Securities Act of resales of such securities.

In addition to rendering legal advice and assistance to the Company in the course of the preparation of the Registration Statement and the Time of Sale Disclosure Package and the Final Prospectus, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings, we also participated in conferences with certain officers and other representatives of the Company, its independent certified public accountants and you and your counsel, at which the contents of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the information incorporated in the Time of Sale Disclosure Package and the Final Prospectus and related matters were discussed.  We have also reviewed and relied upon certain corporate records and documents of the Company, letters from counsel and accountants, and oral and written statements and certificates of officers and other representatives of the Company and others as to the existence and consequences of certain factual and other matters.

The purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements or information contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and have not made, or undertaken any obligation to make, an independent check or verification thereof.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus involve matters of a non-legal nature.

However, subject to the foregoing and based on our participation, review and reliance described in the second preceding paragraph, (i) we believe (a) the Registration Statement (as of its effective date), the Time of Sale Disclosure Package (as of the Applicable Time), the Final Prospectus (as of its date), and any further amendments and supplements thereto (as of their respective dates), as applicable, made by the Company prior to the Closing Date (other than the financial statements and schedules and other financial and statistical data included in the Registration Statement, Final Prospectus or Time of Sale Disclosure Package, as to which we express no belief) appeared on their face to be appropriately responsive, and complied as to form, in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (b) the documents incorporated by reference in the Registration Statement and the Time of Sale Prospectus and the Final Prospectus, at the time they were filed with the Commission, appeared on their face to be appropriately responsive, and complied as to form, in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (ii) we confirm that no facts have come to our attention that caused us to believe (a) that the Registration Statement or any amendment thereto filed by the Company prior to the Closing Date, when the Registration Statement or such amendment became effective, except as it relates to any class of securities other than the Common Stock, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Time of Sale Disclosure Package, as of 6:00 a.m. PDT on _________, 2009 (the “Applicable Time,” which, you have informed us, is a time before the time of the first sale of the Shares by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) that, as of its date and as of the Closing Date, the Final Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date, except as it relates to any class of securities other than the Common Stock, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  We do not express any belief with respect to the assessments of or reports on the effectiveness of internal control over financial reporting contained in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or financial statements and schedules and other financial and statistical data included in the Registration Statement, Final Prospectus or Time of Sale Disclosure Package.

SCHEDULE III

China Opinions

1.             NeoStem China has been duly organized and is validly existing as a wholly foreign owned enterprise with limited liability under the PRC laws.  NeoStem China’s Business License is in full force and effect.  NeoStem China has been duly qualified as a foreign invested enterprise under PRC Laws.  100% of the equity interests of NeoStem China are owned by the Company, and to the best of our knowledge after due inquiry, such equity interests are free and clear of all liens or pledges.  The Articles of Association and the Business License of NeoStem China comply with the requirements of PRC Laws and are in full force and effect.

2.             Each of Qingdao Niao and Beijing Ruijieao has been duly organized and is validly existing as a limited liability company under the PRC Laws.  The Business License of each of Qingdao Niao and Beijing Ruijieao is in full force and effect.  100% of the equity interests of the Qingdao Niao is owned by Liu Hongbing and 100% of the equity interests of the Beijing Ruijieao is owned by Fu Wenyuan, and to the best of our knowledge after due inquiry, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, such equity interests are free and clear of all liens or pledges.  The Articles of Association and the Business License of each of Qingdao Niao and Beijing Ruijieao comply with the requirements of PRC Laws and are in full force and effect.

3.             Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, Erye, ever since it was established as a Sino-foreign equity joint venture in 2005, has been duly organized and is validly existing as a Sino-foreign equity joint venture under the PRC Laws.  The Business License of Erye is in full force and effect.  51% of the equity interests of Erye is owned by China Biopharmaceutical Co. Ltd. and the other 49% of the equity interests in Erye is owned by Suzhou Erye Economic and Trade Co. Ltd., and to the best of our knowledge after due inquiry, such equity interests are free and clear of all liens, or pledges. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Articles of Association, and the Business License of Erye comply with the requirements of PRC Laws and are in full force and effect.

4.             Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, each of the PRC Group Companies has full corporate right, power and authority and has all necessary governmental authorizations of and from, and has made all necessary declarations and filings with, all governmental agencies to own and use its material properties and assets to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and each of the PRC Group Companies is in compliance with the provisions of all such governmental authorizations and conducts its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus in accordance with, and is not in violation of, PRC Laws to which it is subject or by which it is bound, in all material respects.

5.             Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the ownership structure of the PRC Group Companies does not violate any prohibitory provisions of the PRC Laws, the establishment of such ownership structure does not violate any explicit provisions of the PRC Laws, and no consent, approval or license other than those already obtained is required under existing PRC laws for such ownership structure.  To the best of our knowledge after due and reasonable inquiries, each of the PRC Group Companies’ business operations as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply with PRC Laws in all material respects.]

6.             Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, each of the PRC Group Companies owns or otherwise has the legal right to use the intellectual property described in the “Risk Factors” and “Business” sections of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus (the “Intellectual Property”).

7.             Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, to the best of our knowledge after due and reasonable inquiries, no Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property in the PRC that would impair the validity or enforceability of such Intellectual Property, nor has the Company or any of the PRC Group Companies received any notice of any claim of infringement or conflict with any such rights of others.

8.             Neither the Company nor any of the PRC Group Companies will have any obligation to withhold PRC taxes with respect to holders of the Shares who are non-residents of the PRC in respect of (A) any payments, dividends or other distributions made on the Shares or (B) gains made on sales of the Shares between non-residents of the PRC consummated outside the PRC.

9.             Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no legal, arbitration or governmental proceedings in progress or pending or, to the best of our knowledge after due and reasonable inquiries, threatened in writing, in the PRC to which the Company, or any PRC Group Company is a party or of which any property of any PRC Group Company is subject.

10.             On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rule”), which became effective on September 8, 2006.  The M&A Rule purports, among others, to require offshore special purpose vehicles (the “SPVs”), controlled directly or indirectly by PRC companies or individuals, for purposes of overseas listing of their interests in PRC domestic companies, to obtain the approval of the CSRC prior to publicly listing the securities of the SPVs on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rule and other PRC Laws, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of indirect issuing, listing and trading of domestic enterprises’ securities on overseas stock exchanges, including a list of application materials with respect to the listing on overseas stock exchanges by SPVs. Based on our understanding of current PRC Laws, we believe that CSRC approval is not required in the context of this Transaction.

11.             As a matter of PRC Laws, none of the PRC Group Companies or their material properties, or assets or revenues, has any right of immunity, on any grounds, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with the Transaction.

12.             The sale of the Shares and the compliance by the Company and the Selling Stockholders with all of the provisions of the Underwriting Agreement and the consummation of the Transaction do not result in any violation of the provisions of the Articles of Association, or Business License of any of the PRC Group Companies or any PRC Laws, including without limitation the M&A Rule.

13.             No governmental authorization of any governmental agency in the PRC is required for the consummation of the Transaction, other than those already obtained.

14.             Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus, we have no reason to believe that any introduction or description of PRC Laws or any legal conclusion based on PRC Laws included in the Registration Statement, when it became effective, the Time of Sale Disclosure Package, as of the date of the Underwriting Agreement and the date hereof, or the Final Prospectus, at the time the Final Prospectus was filed with the Commission or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein not misleading.

15.             The entry into, and performance or enforcement of the Underwriting Agreement in accordance with its terms will not subject the Underwriter to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Underwriter be deemed to be resident, domiciled, carrying on business or subject to taxation through an establishment or place in the PRC or in breach of any PRC Laws by reason of entry into, performance or enforcement of the Underwriting Agreement or the Transaction.

16.             Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, none of the PRC Group Companies has taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened in writing for the winding up, dissolution or liquidation of any of the PRC Group Companies or for the suspension, withdrawal, revocation or cancellation of any of their respective Business License.

17.             The statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the caption (A) “Risk Factors,” including but not limited to the Risk Factors entitled “Eyre’s success is dependent upon its ability to establish and maintain its intellectual property rights”, “China’s State Food and Drug Administration’s regulations may limit our ability to develop, license, manufacture and market our products and services”, and “In China, we plan to conduct research and development activities related to stem cells in cooperation with two domestic Chinese companies.  If these activities are regarded by PRC government authorities as “human genetic resources research and development activities,” additional approvals by PRC government authorities will be required” (collectively, the “Regulatory Information”) that summarize the provisions of the PRC Food, Drug and Cosmetic Act (“PFDCA”) and implementing regulations, are accurate summaries in all material respects of the provisions purported to be summarized under such captions and do not omit to summarize applicable material provisions of the PFDCA or its implementing regulations necessary to make those statements not misleading.

18.             Nothing has come to the attention of us, without making any independent investigation, that causes us to believe that (A) the Regulatory Information, or (B) the statements under the caption “Business – Governmental Regulation” (collectively, the “Regulatory Statements”) contained or contains an untrue statement of a material fact related to State Food and Drug Administration (the “SFDA”) matters or omitted or omits to state a material fact related to SFDA matters required to be stated therein or necessary to make the statements therein not misleading.

SCHEDULE IV

Patent Opinions

The following opinions are subject to delivery of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus to such counsel.

1.           To our knowledge, the statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus relating to Patent Rights under the captions “Risk Factors – The University of Louisville has the ability to exercise significant influence over the future development of our VSEL™ technology”; “Risk Factors - There is significant uncertainty about the validity and permissible scope of patents in the biotechnological industry and we may not be able to obtain patent protection”; “Risk Factors - We may be unable to protect our intellectual property from infringement by third parties”; “Risk Factors - Third parties may claim that we infringe on their intellectual property”; “Risk Factors - We may be unable to maintain our licenses, patents or other intellectual property and could lose important protections that are material to continuing our operations and growth and our ability to achieve profitability” and “Business – Intellectual Property”; (collectively, the “Intellectual Property Information”), are accurate and complete in all material respects and present fairly the information purported to be shown; nothing has come to our attention that causes us to believe that the Intellectual Property Information contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.           We are not aware of (i) any legal or governmental proceedings pending relating to Patent Rights of the Company (other than normal processing of the Company's patent applications before applicable patent authorities), or (ii) that any such proceedings are threatened or contemplated by governmental authorities or others.

3.           To our knowledge (i) the Company is not infringing, or upon the commercialization of collection and banking services for adult stem cells or very small embryonic-like stem cells obtained via apheresis from peripheral blood described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as under development, would not infringe, any valid claim of any issued patents of others, and (ii) there are no infringements by others of any of the Patent Rights of the Company or any of its affiliates or subsidiaries.

4.           We have no knowledge of any facts which would preclude the Company from having valid license rights or clear title to the Patent Rights referenced in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus; we have no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all Patent Rights that are, or would be, necessary to conduct the business now conducted or proposed to be conducted as described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

5.           We have disclosed or intend to disclose to the United States Patent and Trademark Office any references known by us to be material to the patentability of the claimed inventions in the United States patent applications in Patent Rights.  We are not aware of any fact with respect to any allowed claims of Patent Rights of the Company presently on file that (i) would preclude the issuance of patents with respect to such applications, (ii) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations or (iii) would result in a third party having any rights in any patents issuing from such patent applications.

“Patent Rights” shall mean the patent applications listed on Exhibit 1 (attached hereto).

SCHEDULE V

Regulatory Opinions

1.           The statements included in the Registration Statement, the Time of Disclosure Package and the Final Prospectus under the captions “Risk Factors” and “Business – Government Regulation” (collectively, the “Regulatory Information”) that summarize the provisions of the Federal Food, Drug and Cosmetic Act (“FDCA”) and implementing regulations are accurate summaries in all material respects of the provisions purported to be summarized under such captions and do not omit to summarize applicable provisions of the FDCA or its implementing regulations necessary to make those statements not misleading; and

2.           Nothing has come to the attention of such counsel, without making any independent investigation, that causes such counsel to believe that the Regulatory Information contained or contains an untrue statement of a material fact related to matters regulated by the U.S. Food and Drug Administration (“FDA”) or omitted or omits to state a material fact related to FDA matters required to be stated therein or necessary to make the statements therein not misleading.

SCHEDULE VI

Selling Stockholder Opinion

1.           The Selling Stockholder is validly existing and in good standing under the laws of the country of its organization.

2.           The descriptions in the Registration Statement and in any Prospectus under the headings “Selling Stockholder”, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present, to the extent required by the Securities Act and the rules thereunder, in all material respects, such legal matters, agreements or documents.

3.           This Agreement has been duly authorized by all necessary action on the part of the Selling Stockholder and has been duly executed and delivered by the Selling Stockholder.

4.           The execution, delivery and performance by the Selling Stockholder of the Agreement, the compliance by the Selling Stockholder with the terms thereof and the consummation of the transactions contemplated thereby will not (A) result in a breach or violation of any of the terms or provisions of the charter or other organization documents of the Selling Stockholder or (B) result in the violation of any law or statute of the State of New York the United States or, to our knowledge, any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority of the State of New York, or the United States except, for such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

5.           No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority of the State of New York or the laws of British Virgin Islands is required for the execution, delivery and performance by the Selling Stockholder of the Agreement, the compliance by the Selling Stockholder with the terms thereof and the consummation of the transactions contemplated thereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

SCHEDULE VII

Lock-Up Exemptions

May 2008 Private Placement (investors)
Subscription Agreement, between NeoStem, Inc. and the investor(s).
Warrant to Purchase Shares of Common Stock, issued to the investor(s).

May 2008 Private Placement (Finder’s Warrants – Darbie  4/3/08)
Investment Banking Agreement, made and entered into as of the 3d day of April 2008, by and between NeoStem, Inc. and JH Darbie & Co., Inc.
Warrant to Purchase Shares of Common Stock, issued to J.H. Darbie & Co., Inc. dated 2008, to purchase 7,117 shares.

September 2008 Private Placement (RimAsia)
Subscription Agreement, between NeoStem, Inc. and the investor(s).
Warrant to Purchase Shares of Common Stock, issued to the investor(s).

October 2008 Private Placement (MKM Master Opportunity Fund)
Subscription Agreement, between NeoStem, Inc. and the investor(s).
Warrant to Purchase Shares of Common Stock, issued to the investor(s).

November 2008 Private Placement (Fullbright)
Subscription Agreement, between NeoStem, Inc. and Fullbright.
Warrant to Purchase Shares of Common Stock, issued to Fullbright for the purchase of 400,000 shares.

Markman Warrant
Warrant to Purchase Shares of Common Stock, issued to Raymond Markman, for the purchase of 28,586 shares.

Margula Warrant
Consulting Agreement, dated as of July 28, 2008, by and between Margula Company LLC and NeoStem, Inc.
Warrant to Purchase Shares of Common Stock, issued to Margula Company LLC, dated July 28, 2008, to purchase 600,000 shares.

JFS Investments Stock and Warrants (and new warrants)
Consulting Agreement, dated as of January 1, 2008, by and between JFS Investments Inc. and NeoStem, Inc.
Warrant (No. 220) to Purchase Shares of Common Stock, issued to JFS Investments Inc., to purchase 20,000 shares.
Warrant (No. 221) to Purchase Shares of Common Stock, issued to JFS Investments Inc., to purchase 100,000 shares.

Wall Street Communications Warrant
Consulting Agreement, dated as of June 11, 2008, by and between Wall Street Communications Group, Inc., and NeoStem, Inc.
Warrant to Purchase Shares of Common Stock, issued to Wall Street Communications Group, Inc., to purchase 250,000 shares.
Finder’s Fee and Non-Circumvention Agreement, made and entered into the 19th day of June 2008, between NeoStem, Inc. and Wall Street Communications Group, Inc.,

Solutions in Marketing Warrant
Retainer and Fee for Service Agreement Terms and Conditions, entered into by and between NeoStem, Inc. and Solutions in Marketing, Inc.
Warrant (No. 219) to Purchase Shares of Common Stock, issued to Solutions in Marketing, Inc., to purchase 3,000 shares.

Series D Preferred Stock and Warrants
Subscription Agreement, between NeoStem, Inc. and the investor(s).
Warrant to Purchase Shares of Common Stock, issued to the investor(s).
Series D Convertible Redeemable Preferred Stock